Exhibit 99.1

www.fcg.com

For more information contact:

FOR IMMEDIATE RELEASE	Luther J. Nussbaum Chairman and CEO First Consulting Group 562-624-5221 lnussbaum@fcg.com

Michael J. Puntoriero Executive Vice President and CFO First Consulting Group 562-624-5222 mpuntoriero@fcg.com

Thomas A. Reep Vice President Finance and Investor Relations First Consulting Group 562-624-5250 treep@fcg.com

FIRST CONSULTING GROUP (FCG) PROVIDES FIRST QUARTER AND 2003 YEAR
INVESTOR UPDATE

•                    As Previously Announced, Company Adopts EITF 00-21 Affecting the Accounting for Long Term Outsourcing Contracts

•                    Company Will Record a Charge for the Cumulative Effect of Adopting EITF 00-21 of Up to $3.0 Million, or $0.12 per share, in First Quarter of 2003

•                    FCG Expects First Quarter Earnings Per Share Before Cumulative Effect of Adoption of EITF 00-21 to be Approximately $0.03

•                    Full Year EPS Guidance Reduced to $0.28 to $0.35 per share Before Cumulative Effect of Adoption With an Annual Exit Rate Anticipated in Excess of $0.40 per share

•                    Quarterly Revenue of $70 million in Line with Guidance and Company Reaffirms Annual Revenue Guidance of $295 to $300 million

LONG BEACH, Calif., April 9, 2003 — First Consulting Group, Inc. (Nasdaq: FCGI), a leading provider of information-based consulting, integration and management services to the health-related industries, today announced that it expects first quarter of 2003 earnings to be approximately $0.03 per share before the cumulative effect of adoption of EITF 00-21 compared to its previous guidance of $0.09 per share for the first quarter.  Revenue for the first quarter of 2003 is expected to be approximately $70 million, within the range of previous guidance from the company.  The company reaffirmed its full year 2003 revenue guidance of $295 million to

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$300 million but lowered its full year EPS outlook to $0.28 to $0.35 before the cumulative effect.  The lower earnings in the first quarter of 2003 are primarily attributable to four items:

•                    Higher than expected operating costs on three Outsourcing contracts caused by:

•                    Holding human resources longer than planned on new client contracts to assure client satisfaction

•                    Acceleration of some expenses expected to occur later in 2003 into the first quarter

•                    Unplanned utilization of project consultants

•                    The impact of adopting accounting standard, EITF 00-21

•                    Lower utilization in consulting and systems integration due to

•                    Project delays in the company’s Healthcare business unit stemming from concerns about the economy.  These project delays have resulted in lower utilization by approximately three percentage points from the fourth quarter of 2002 and less hiring than expected; and

•                    Project delays in the company’s Life Sciences business unit and a general significant drop in on-shore custom development work in the pharmaceutical industry

•                    Severance costs related to staff reductions.

Adoption Impact of New Accounting Standard EITF 00-21 and Higher Than Planned Operating Costs in Outsourcing

As the company has previously announced, in late November 2002, the Emerging Issues Task Force (EITF), ratified Issue 00-21, titled “Accounting for Revenue Arrangements with Multiple Deliverables.” This new standard will have a significant impact on FCG’s accounting for long term outsourcing contracts. The primary impact on FCG of the adoption of this new standard will be that the vast majority of the revenues from Outsourcing contracts will be recorded on a straight-line basis over the life of the contract instead of on a percentage-of-completion basis in proportion to costs incurred. In general, the company will report lower margins on existing contracts in the early years of a contract and anticipates increased margins in the later years of a contract. The new method will no longer be based on a consistent margin over the life of a contract.

The company will likely experience greater volatility of Outsourcing earnings as contract revenues remain level and contract costs move up or down, or shift from one quarter to another.  The new standard is required to be adopted for all new applicable revenue arrangements no later than the third quarter of 2003.  Early adoption is permitted and the company has elected to adopt the new standard as of the beginning of the first quarter of 2003.  In addition, FCG has elected to apply the new standard to all existing arrangements impacted by EITF 00-21 and record to earnings the resulting cumulative effect as a change in accounting principle.  The company estimates that it will record a non-cash charge, net of tax, of up to $3.0 million, or $0.12 per share, in the first quarter of 2003.

Luther Nussbaum, FCG chairman and chief executive officer, said, “The new standard changes how we will approach outsourcing contracts.  We now must look at costs per quarter instead of costs over the full life of the contract.  For example, under the previous accounting conventions, if we kept ten extra resources for six months in the contract, we could offset that cost by reducing one resource below plan for the last five years of the agreement.”

The implementation of the EITF 00-21 and the cost overruns negatively impacted first quarter of 2003 earnings by approximately $0.03 per share excluding the cumulative effect.  Some impact of these items will continue into the second quarter as we retain resources in our most recent client engagements.  By the second half, we expect to reduce costs on these contracts to be consistent with prior expectations.

Business and Operational Update

Outside of Outsourcing, FCG announced that it experienced two unanticipated events that together negatively impacted first quarter of 2003 earnings by approximately $0.03 to $0.04 per share.

•                    Within FCG’s consulting and systems integration practice, several significant new projects were delayed into the second quarter that were expected to contribute to first quarter results, amounting to $0.01 to $0.02 per share of unrealized earnings for the quarter.  Two projects are the first phases of large long-term clinical transformation projects at major academic medical centers and a similar third project commenced late in the first quarter, contributing less than expected.  As previously disclosed, the potential pipeline of business with healthcare providers is focused around patient safety, computer physician order entry, revenue cycle and ERP implementations, and this pipeline remains strong.  Nussbaum said, “We continue to see signs of a stronger provider market, but with current economic uncertainty, decision cycles have been delayed. As we have indicated, we continue to build a foundation of meaningful client offerings and while we have not seen the anticipated level of client engagements, we have commenced projects that we expect will lead to a stronger second half of 2003 and 2004.  Our optimism remains solid, but measured, as we navigate a somewhat uncertain environment.”

•                    FCG also announced that it incurred severance costs of approximately $0.02 per share during the quarter, primarily attributable to tactical resource decisions in healthcare and practice support.

Outlook

FCG provided the following guidance for investors regarding its expected financial performance, while noting that readers should reference the section at the end of the news release regarding the company’s forward-looking statements in this section and elsewhere in this news release.  There are five key factors that the company anticipates will drive second half of 2003 performance:

•                    As the company realigns its costs in its Outsourcing contracts with straight-line revenue recognition, it anticipates that Outsourcing margin performance will return to pre-EITF adoption levels.

•                    The company does not anticipate incurring significant severance costs in the second half of 2003.

•                    The company has been investing, along with other core founding partners, in the development of a backbone network to provide the five key elements at the point-of-care through the not—for-profit Patient Safety Institute (PSI).  Following the successful implementation of the prototype in Washington state in the first quarter of 2003, the company anticipates that PSI and the related technologies will be a positive contributor to its earnings in the second half.

•                    The company recently has been selected as the vendor of choice in a midsize outsourcing arrangement and is in the process of negotiating definitive agreements for that transaction.

•                    The company has signed first phase contracts for three clinical transformation engagements, one of which commenced late in the first quarter of 2003 and two of which are beginning in the second quarter of 2003.  Additional phases expected from these engagements could be significant positive contributors to the second half of 2003 and 2004.

The company cautioned that its outlook could be or continue to be impacted by at least two additional factors:

•                    State and Federal budget pressures continue.  Medicare and Medicaid expenditures are very significant parts of the State and Federal budgets.  To the degree to which reimbursements are cut, this could impact clients’ future spending and therefore the company’s projected pipeline of engagements.  So far, the company’s pipeline has not been impacted by significant reductions for reduced reimbursements, but does remain somewhat impacted by the current economic climate.

•                    The process for outsourcing procurements is more competitive and less structured than it has been.  Over the last two or three years, most engagements were managed by outsourcing consultants.  Now, many of the potential transactions are client driven. Beyond the one outsourcing transaction where the company was selected as vendor of choice, there are no outsourcing transactions in this forecast.  The company continues to move some potential transactions through the pipeline but there can be no assurance that any additional transactions can close this year.

Net revenue for 2003 is expected to be the same as prior guidance of $295 million to $300 million, with net income reduced from previous expectations to range between $0.28 and $0.35 per share before the cumulative effect.   The company expects to exit the year at an annualized net income run rate in excess of $0.40 per share.

Nussbaum concluded, “We have done a lot of rebalancing the last couple of years to adjust to new market demands and at this stage, most of our practice areas are stable, growing, or poised for growth.  The issues we faced post Y2K were significant and took a great deal of time to correct.  As a team, we have demonstrated our ability to reshape our service offerings and downsized our costs.  We believe issues currently facing us in Outsourcing are short term in nature and structurally easier to fix than prior issues.  Long term, we expect to return to growth in our consulting and systems integration business units and anticipate achieving our growth objectives in Outsourcing.  Short term, we are impacted by the current environment.  Because of our market position, we consciously have made investments in our sales engine resulting in a stronger pipeline but not yet resulting in realized revenue.   The impact has been increased sales cost before realized revenue gains. However, FCG is well positioned to capitalize on opportunities as global tensions subside and client confidence improves.”

First Quarter 2003 Fiscal Results Conference Call

FCG will hold an investor conference call to discuss first quarter 2003 results on Thursday, April 24, 2003, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time).  A press release announcing first quarter results will be released prior to the conference call.

This call is being webcast by CCBN and can be accessed at FCG’s Web site at www.fcg.com.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About First Consulting Group

FCG is a leading provider of consulting, technology, outsourcing and applied research services for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia.  The firm’s services increase clients’ operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

Forward-Looking Statements

This news release includes forward-looking statements based on First Consulting Group’s current expectations, estimates and projections about its industry, management’s beliefs and certain assumptions made by the company.  These forward-looking statements can typically be identified by use of words such as “believes,” “anticipates” or “expects” and include statements regarding (i) the future prospects of FCG’s business units in healthcare, life sciences and outsourcing; (ii) expected trends in and predictability of the markets that FCG serves; (iii) FCG’s ability to gain closure on key engagements, including new outsourcing engagements and additional phases of clinical transformation projects, during 2003; (iv) the ability of FCG to deliver a low cost, high quality software development approach through its recently acquired offshore development facilities; (v) FCG’s anticipated revenues and earnings per share for the first quarter and fiscal year 2003; (vi) FCG’s ability to realize decreased  general and administrative expenses on a percentage basis; and (vii) the anticipated impact on FCG’s financial results of the adoption of the new EITF 00-21 accounting standard and the company’s ability to manage its outsourcing contracts under this new standard.  These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.

Some of the risks investors should consider include the following: (a) the unpredictable nature of the company’s pipeline of potential business and of negotiations with clients on new outsourcing and other engagements, resulting in uncertainty as to whether and when FCG will enter into new agreements and whether those agreements will be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG’s clients and the markets that they serve, particularly in the current economic and political climate, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the importance of FCG’s personnel to its operations, including whether FCG can attract and retain qualified management and personnel and keep personnel utilized on client engagements in order to achieve projected growth, revenue and earnings; (d) the ability of FCG to increase its sales effectiveness through the recruitment and deployment of an experienced sales force that provides appropriate account coverage; (e) the ability of FCG to minimize the impact of the wind down of a large project in the Life Sciences business unit in the first quarter of 2003; (f) the ability of FCG to integrate acquisitions and realize positive earnings contributions from those acquisitions in the short term; (g) the ability of FCG to deliver services from a global operations base, including India, Vietnam, Japan and Europe; (h) foreign currency exchange rates and cost of labor and availability of resources in FCG’s offshore development centers; (i) the ability of FCG to transition and manage its large outsourcing contracts under the new EITF 00-21 accounting standard; (j) the continued viability of the Patient Safety Institute as a source of potential business for FCG; and (k) other risk factors referenced in the company’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.

In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved.  FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.